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                                                                   EXHIBIT 99.13

                         OPTIKA IMAGING SYSTEMS, INC.
                     EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                             ENROLLMENT/CHANGE FORM


                Action                                Complete Sections:
- ----------      ------                                -----------------
SECTION 1:      [_]  New Enrollment                   2, 3, 7 and sign attached
                                                              ---
- ----------                                            Stock Purchase Agreement
ACTION
                [_]  Change Payroll Deductions        2, 4, 7

                [_]  Terminate Payroll Deductions     2, 5, 7

                [_]  Leave of Absence                 2, 6, 7

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- ----------
SECTION 2:      Name ___________________________________________________________
- ----------           Last             First              MI             Dept.
PERSONNEL
DATA           Home Address ___________________________________________________
                                                  Street
               ________________________________________________________________
                 City                   State                        Zip Code

               Social Security #: [_][_][_] - [_][_] - [_][_][_][_]

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- ----------
SECTION 3:     Effective with the following
- ----------     Quarterly Entry Date:
NEW            [_] February 1, 199__       [_] May 1, 199__
ENROLLMENT     [_] August 1, 199__         [_] November 1, 199__

               [_] Initial Offering Period



               Payroll Deduction Amount:  _____% of cash earnings*

               * Must be a multiple of 1% up to a maximum of 10% of
                 cash earnings

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- ---------
SECTION 4:     Effective with the
- ---------      Pay Period Beginning:    _______________________________________
CHANGE                                               Month, Day and Year
PAYROLL
DEDUCTIONS
               I authorize the following new level of payroll deductions:
               _______% of cash earnings*

               * Must be a multiple of 1% up to a maximum of 10% of cash
                 earnings


               NOTE:   You may reduce your rate of payroll deductions once per
               ----    purchase interval to become effective as soon as
                       possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next purchase interval.




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- ---------
SECTION 5:     Effective with the
- ---------      Pay Period Beginning: ___________________________________________
TERMINATE                                           Month, Day and Year
PAYROLL
DEDUCTIONS

               Your election to terminate your payroll deductions for the balance of the offering period cannot be changed, and you may not rejoin the offering period at a later date. You will not be able to resume participation in the ESPP until a new offering period begins.

               In connection with my voluntary termination of payroll deductions, I elect the following action regarding my ESPP payroll deductions to date in the current six (6)-month purchase interval:


               [_] Purchase shares of Optika Imaging Systems, Inc. at end of the interval

                                      OR

               [_]  Refund ESPP payroll deductions collected


       NOTE:   If your employment terminates for any reason or your eligibility
       ----    status changes (less than 20 hrs/wk or less than 5 months/yr), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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- ---------
SECTION 6:     In connection with my unpaid leave of absence, I elect the
- ---------      following action regarding my ESPP payroll deductions to date
LEAVE OF       in the current purchase interval:
ABSENCE
               [_]  Purchase shares of Optika Imaging Systems, Inc. at end of the interval

                                      OR

               [_]  Refund ESPP payroll deductions collected


       NOTE:   If you take an unpaid leave of absence, your payroll deductions
       ----    will immediately cease. Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave, unless you withdraw from the Plan prior to your return.

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- ---------
SECTION 7:
- ---------
AUTHORIZATION

I hereby authorize the specific action or actions indicated above.


_________________________                  ___________________________________
           Date                                    Signature of Employee